                                                                    EXHIBIT 99.3

                            GENERAL CABLE CORPORATION

                        OFFER TO EXCHANGE ALL OUTSTANDING
                           9.5% SENIOR NOTES DUE 2010
                                       FOR
                      9.5% SENIOR NOTES DUE 2010, SERIES B,
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME,
            ON     , 2004, UNLESS EXTENDED (THE "EXPIRATION DATE").

To Our Clients:

     Enclosed for your consideration is a prospectus dated     , 2004 (as the
same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by General Cable Corporation to exchange an aggregate principal amount of up to $285,000,000 of its 9.5% Senior Notes due 2010, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding 9.5% Senior Notes due 2010 (the "Outstanding Notes"). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and therefore (1) will not be subject to certain restrictions on their transfer, (2) will not be entitled to registration rights and (3) will not contain provisions providing for an increase in the interest rate thereon under the circumstances set forth in the Registration Rights Agreement described in the Prospectus. Outstanding Notes may be tendered in a principal amount of $1,000 and integral multiples of $l,000.

     We are forwarding the enclosed material to you as the beneficial owner of Outstanding Notes held by us for your account or benefit but not registered in your name. We may tender Outstanding Notes in the Exchange Offer as the registered holder only if you so instruct us. Therefore, General Cable Corporation urges you, as a beneficial owner of Outstanding Notes registered in our name to contact us promptly if you wish to exchange Outstanding Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to exchange any or all Outstanding Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Outstanding Notes.

     You should forward instructions to us as promptly as possible in order to permit us to exchange Outstanding Notes on your behalf before the Exchange Offer
expires at 5:00 P.M., New York City time, on    , 2004, unless extended. A
tender of Outstanding Notes may be withdrawn at any time prior to the Expiration
Date, which means 5:00 P.M., New York City time, on    , 2004, or the latest
time to which the Exchange Offer is extended.

     We call your attention to the following:

     1. The Exchange Offer is for the exchange of $l,000 principal amount of Exchange Notes for each $1,000 principal amount of Outstanding Notes. $285,000,000 aggregate principal amount of the Outstanding Notes was outstanding as of the date of the Prospectus.

     2. THE EXCHANGE OFFER IS SUBJECT TO THE CONDITIONS DESCRIBED IN THE SECTION ENTITLED "THE EXCHANGE OFFER -- CONDITIONS TO THE EXCHANGE OFFER" OF THE PROSPECTUS.

     3. General Cable Corporation has agreed to pay certain of the expenses of the Exchange Offer, and will pay any transfer taxes incident to the transfer of Outstanding Notes from the tendering holder to General Cable Corporation, except as provided in the Prospectus and the Letter of transmittal. See "The Exchange Offer -- Fees and Expenses" in the Prospectus and instruction 6 of the Letter of Transmittal.

     General Cable Corporation is not making the Exchange Offer to, nor will it accept tenders from or on behalf of, holders of Outstanding Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance of tenders would not be in compliance with the laws of that jurisdiction.

     If you wish us to tender any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Outstanding Notes held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the material enclosed with and referred to in your letter relating to the Exchange Offer of General Cable Corporation.

     This will instruct you to tender for exchange the aggregate principal amount of Outstanding Notes indicated below or, if no aggregate principal amount is indicated below, all Outstanding Notes held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED FOR EXCHANGE:*

$_________________________________________________________

* I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Outstanding Notes in the space above, all Outstanding Notes held by you for my (our) account will be tendered for exchange.

Signature(s):
________________________________________________________________________________

Name(s) (Please type or print):
________________________________________________________________________________

Employer Identification or Social Security Number:
________________________________________________________________________________

Capacity (full title), if signing in a fiduciary or representative capacity:
________________________________________________________________________________

Telephone (including area code):
________________________________________________________________________________

Address (including zip code):
________________________________________________________________________________

Date:
________________________________________________________________________________

                                        3